                             [CORPORATE LOGO HERE]

                          NIAGARA MOHAWK HOLDINGS, INC.
                             300 Erie Boulevard West
                            Syracuse, New York 13202

                                                     March 30, 2001

Dear Shareholder:

         I am pleased to invite you to the Annual Meeting of Shareholders of
Niagara Mohawk Holdings, Inc. scheduled to be held on Tuesday, May 15, 2001, at
10:30 a.m. (EDT), in Buffalo, New York.

•   This year you will be asked to elect five directors to Class I.

•   At the meeting, we will present a report on the pending acquisition of the Company by National Grid Group plc ("National Grid"), the
    Company's past performance, and on other matters of current interest to our shareholders.

•   If you plan to attend the meeting, please check the appropriate box on your proxy card and detach the admission card to present at the meeting registration tables.

•   Shareholders of record may vote their shares by using the internet or the telephone.  Instructions for using these convenient services are set forth on the enclosed proxy card.  Of course, you may also vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

    If you require special assistance at the meeting because of a disability, please contact the Office of the Secretary, Syracuse, NY 13202, at
(315) 428-6943.

                                                      Sincerely,

                                                      William E. Davis
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                        [LOGO]

                                       HOLDINGS, INC.
                                 300 Erie Boulevard West
                                 Syracuse, New York 13202

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME:     Tuesday, May 15, 2001, at 10:30 A.M. (EDT)

PLACE:           Adam's Mark Buffalo Niagara
                 120 Church Street
                 Buffalo, New York  14202

ITEMS OF BUSINESS:
        (1)      Election of Salvatore H. Alfiero, Albert J. Budney, Jr.,
                 Robert L. Culver, Dr. Bonnie G. Hill and Clark A. Johnson to
                 serve in Class I for a 3-year term expiring at the 2004 Annual
                 Meeting; and
        (2)      To transact other business that may properly come before the meeting or any adjournments of the meeting.

RECORD DATE:     The Board of Directors has fixed the close of business on
                 March 19, 2001 as the record date for the purpose of
                 determining shareholders who are entitled to notice and to vote at the meeting.

PROXY VOTING:    Shareholders of record may vote by mail, telephone or on-line via the internet.

                 Your vote is important to us.  If you do attend and vote at the
                 Annual Meeting, your vote in person will supersede any earlier vote by proxy.

                                             By Order of the Board of Directors,

                                             Kapua A. Rice
                                             Secretary

March 30, 2001

                              TABLE OF CONTENTS
-------------------------------------------------------------------------------------
                                                                                 Page

About the Meeting
  Who can attend the meeting? ..................................................    2
  Who can speak at the meeting? ................................................    2
  What are shareholders being asked to vote on? ................................    2
Voting Procedures

Nomination and Election of Directors

Board Meetings--Committees of the Board
  How often did the Board meet in 2000? ........................................    8
  What committees has the Board established and how often did they meet? .......    8
  What are the primary functions of the Audit Committee and the
    Compensation and Succession Committee? .....................................    9
Board of Directors' Audit Committee Report .....................................   10
Director Compensation
  How are directors compensated? ...............................................   11
  Did the Company enter into any transactions with directors? ..................   12
  What did directors receive in the form of health and life insurance benefits?    12
Stock Ownership Information
  Who are the largest owners of the Company's stock? ...........................   12
  How much stock do the Company's directors and executive officers own? ........   13
 Were there any late filings under Section 16(a) Beneficial Ownership
   Reporting Compliance? .......................................................   14
Board of Directors' Compensation and Succession Committee Report on
Executive Compensation
  What is the Company's philosophy on executive officer compensation? ..........   14
  How is the Company's Chief Executive Officer compensated? ....................   15
Executive Compensation
  Summary Compensation Table ...................................................   17
  Options/SAR Grants in Last Fiscal Year .......................................   19
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
     Option/SAR Values .........................................................   20
  Performance Graph ............................................................   20
Retirement Benefits and Employment Agreements

Other Information
  What is the deadline for submitting a proposal for next year's annual meeting?   24

Appendix B:  By-Laws of Niagara Mohawk Holdings, Inc., Article VI, Section 6.6 .  A-5

                        NIAGARA MOHAWK HOLDINGS, INC.

                             300 Erie Boulevard West
                            Syracuse, New York 13202

                                PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the "Board of
Directors" or the "Board") of Niagara Mohawk Holdings, Inc. ("NM Holdings"
or the "Company") for use at its 2001 Annual Meeting of Shareholders on
Tuesday, May 15, 2001, at 10:30 a.m.(EDT) and at any adjournment or postponement. These proxy materials, together with the 2000 Annual Report of
Niagara Mohawk Holdings, Inc. are first being mailed to shareholders on or about March 30, 2001.

About the Meeting

Who can attend the meeting?

Attendance will be limited to:

•        shareholders of record;
•        beneficial owners of common stock entitled to vote at the meeting having evidence of ownership;
•        the authorized representative of an absent shareholder; and
•        invited guests of management.

Any person who owns shares of NM Holdings in the name of a bank, broker or other holder of record must show proof of ownership.  Proof of ownership may be in the form of a letter or a recent statement from the bank or broker showing ownership of NM Holdings' common stock.

Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization.

Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can speak at the meeting?

In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only shareholders or their authorized representatives to address the meeting.

What are shareholders being asked to vote on?

• The election of Salvatore H. Alfiero, Albert J. Budney, Jr., Robert L.
  Culver, Dr. Bonnie G. Hill, and Clark A. Johnson to serve as directors in Class I for a 3-year term expiring at the 2004 Annual Meeting of
  Shareholders.  Of course, these terms would end earlier if the pending
  National Grid merger receives all necessary approvals and becomes effective.

• Management does not know of any matters to be presented for action at the annual meeting other than the election of directors.

Voting Procedures

How many shares are outstanding and entitled to vote?

At the close of business on the record date, March 19, 2001, there were
160,239,818 shares of NM Holdings' common stock outstanding and entitled to vote at the annual meeting.  Each share of common stock is entitled to one vote.

What constitutes a quorum?

A majority of the shares entitled to vote at the meeting shall constitute a quorum.  Abstentions and brokernon-votes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker non-vote occurs when a broker does not have discretionary voting power to vote on a specific matter and has not received instructions from the beneficial owner.

Who is eligible to vote?

Only shareholders of common stock whose names appeared on the books of NM
Holdings on the record date, March 19, 2001, will be entitled to vote at the meeting and at any adjournment thereof.

How do shareholders vote?

Whether or not you plan to attend, please take the time to vote.  Shareholders may vote by mail, telephone or on-line via the internet.  The telephone and internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded.  Also, please be advised that you do not need to return your proxy card if you vote by telephone or via the internet.

•  BY MAIL:  Please mark your vote, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

•  BY TELEPHONE:  Please call the toll-free telephone number on your proxy card (800-250-9081).  Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through Monday, May 14, 2001, 11:59 P.M. (EDT).

•  VIA INTERNET:  You may vote on-line by using the following internet address: http://www.votefast.com.  Specific instructions will be available, allowing you to record and confirm your vote.
   Internet voting is available 24 hours a day, through Monday,
   May 14, 2001, 11:59 P.M. (EDT).

How do shareholders vote if their shares are held in the name of a broker?

If your shares are held in "street name" (that is, through a broker or other nominee), you will receive a proxy card from your broker seeking instruction as to how your shares should be voted.  If no instructions are given, your broker may vote your shares at its discretion on your behalf in accordance with the rules of the New York Stock Exchange.

How do shareholders vote if their shares are held in the Company's 401(k)?

If you participate in the Company's Non-Represented or Represented Employees'
Savings Fund Plans, you will receive a proxy card from Fidelity Management
Trust Co. (Trustee) seeking instruction as to how your shares should be voted.
If no instructions are given, your shares  will be voted in the same proportion as shares voted by other plan participants.

Can shareholders change their vote?

A shareholder who has executed and returned a proxy may revoke it at any time before it is voted by:

•  submitting a properly signed proxy with a later date by mail or voting again at a later time by telephone or internet; or
•  sending a written statement to that effect to the Secretary of NM
   Holdings; or
•  voting in person at the annual meeting (if your shares are registered directly on the Company's books and not held through a broker, bank, or other nominee).

How many votes are required?

Election of Directors.  The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors.

How will proxies be voted if other matters are raised?

Other Matters. If other matters are properly brought before the meeting or at any adjournment, the persons named on the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment.

Abstentions and broker non-votes will not be considered as votes cast with respect to a particular matter.

Are votes confidential?

Under the By-Laws, tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified by independent inspectors of election.  Any information which would identify the vote of any shareholder is held permanently confidential and will not be disclosed to the Company, except as may be necessary to meet any legal requirements.

Nomination and Election of Directors

The Board of Directors is divided into three classes, composed of as nearly equal a number of directors as is possible, with staggered terms of office so that one class of the directors must be elected at each annual meeting.

Presently, the Board of Directors consists of fourteen directors.  Mr. Henry A.
Panasci, Jr.'s current term as director expires at this Annual Meeting of
Shareholders, and he will not be standing for re-election.  Mr. Panasci has reached the mandatory retirement age for directors.  His contributions were many and are gratefully appreciated. The Company will have thirteen directors following the 2001 Annual Meeting.

Who is being nominated to serve as directors?

This year, you are being asked to vote for the following nominees to serve as directors in Class I until the 2004 Annual Meeting of Shareholders.  Mr.
Culver, who joined the Board on June 14, 2000, is being proposed for election by the shareholders to the Board of Directors for the first time.

•  Salvatore H. Alfiero
•  Albert J. Budney, Jr.
•  Robert L. Culver
•  Dr. Bonnie G. Hill
•  Clark A. Johnson

All nominees are currently directors of the Company and have consented to serve a 3-year term. Each nominee elected as a director will continue in office until his term expires or until his successor has been elected.

The terms of all directors, including those being elected at the 2001 Annual
Meeting, would terminate following the National Grid merger.

Directors will be elected by a plurality of the votes cast at the meeting.

Did the Company receive any director nominations from shareholders?

The Company has not received any notices of proposed shareholder nominations for the 2001 Annual Meeting.  In accordance with the Company By-Laws, any nominations for director must have been received by the Secretary between
90-120 days before the meeting.

What is the business background for each of the nominees and directors?

The principal occupation, age as of January 1, 2001, and certain other information about each of the nominees and other directors whose terms of office continue after the 2001 Annual Meeting is as follows.

With the exception of Messrs. Culver and Dalton, prior to the creation of the
Company as a holding company, each director of the Company served as a director of Niagara Mohawk Power Corporation ("NMPC"), now a subsidiary of the Company.
The length of term as a director reflects such director's service with NMPC.

NOMINEES FOR CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2004
SALVATORE H. ALFIERO
•   Former Chairman and Chief Executive Officer, Mark IV Industries, Inc.
•   Director since 1998
•   Member of Executive, Corporate Public Policy & Environmental Affairs
    and Finance (Chair) Committees of the Board

Mr. Alfiero, age 63, former Chairman and Chief Executive Officer, Mark IV
Industries, Inc., a manufacturer of engineered systems and components for power transmission, fluid power and transfer, and filtration applications, located in Amherst, NY.  Mr. Alfiero founded Mark IV Industries, Inc. in 1969 and retired as Chairman and Chief Executive Officer on September 14, 2000.
Director of HSBC  USA; HSBC Bank USA Inc. (formerly Marine Midland Bank);
Phoenix Home Life Mutual Insurance Company; and Southwire Company.

ALBERT J. BUDNEY, JR.
•   President of the Company
•   Director since 1995

Mr. Budney, age 53, has been President of NM Holdings (and, before the creation of the holding company, NMPC)since1995.  Director of Opinac North America, Inc.
("Opinac NA"); Niagara Mohawk Energy, Inc. ("NM Energy"); Canadian Niagara
Power Company, Limited ("CNP"); and Utilities Mutual Insurance Company.  Mr.
Budney also serves as a director of two companies in which Opinac NA has made investments:  Telergy, Inc., a regional fiber-optic telecommunications provider, and eVonyx, Inc., a manufacturer of alternative energy technology products.  Mr. Budney is also President and Chief Executive Officer of Opinac
NA and President of Opinac Energy Corporation ("Opinac").  Opinac NA is a
wholly-owned subsidiary of the Company and holds 100 percent of NM Energy and, through its subsidiary, Opinac, a 50 percent interest in CNP.

ROBERT L. CULVER
•   Executive Vice President and Chief Financial Officer, Cabot Corporation
•   Director since 2000
•   Member of Audit and Finance Committees of the Board

Mr. Culver, age 52, Executive Vice President and Chief Financial Officer, Cabot
Corporation, a specialty chemical manufacturer, located in Boston MA.  Prior to joining Cabot Corporation in 1997, Mr. Culver was Senior Vice President and
Treasurer of Northeastern University.

DR. BONNIE G. HILL
•   Senior Vice President-Communications and Public Affairs of The Los
    Angeles Times; President and Chief Executive Officer of The Times
    Mirror Foundation
•   Director since 1991
•   Member of Executive, Audit and Corporate Public Policy & Environmental
    Affairs (Chair) Committees of the Board

Dr. Hill, age 59, Senior Vice President-Communications and Public Affairs of
The Los Angeles Times, a news and information company, and President and Chief
Executive Officer of The Times Mirror Foundation, a non-profit institution, located in Los Angeles, CA.  From 1992-1996, Dr. Hill served as Dean and
Professor of Commerce of the McIntire School of Commerce at the University of
Virginia.  Director of AK Steel Corporation; Hershey Foods Corporation; and The
Home Depot, Inc.

CLARK A. JOHNSON
•   Chairman of the Board, PSS World Medical, Inc.
•   Director since 1998
•   Member of Audit, Compensation and Succession and Finance Committees of
    the Board

Mr. Johnson, age 69, Chairman of the Board, PSS World Medical, Inc., a leading specialty marketer and distributor of medical products and equipment to physicians, hospitals and other health care providers, located in Jacksonville,
FL.  Mr. Johnson was elected to his present position in October 2000.  In 1999,
Mr. Johnson retired as Chairman of Pier 1 Imports, Inc., a specialty retailer of imported home furnishings, gifts and related items, located in Forth Worth,
TX.  He served as Chairman and Chief Executive from 1987, serving in that capacity until elected Chairman in 1998.  Director of Albertson's Inc.;
InterTAN Inc.; Metromedia International Group; PSSI World Medical; and REFCO,
Inc.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002

WILLIAM F. ALLYN
•   Chairman and Chief Executive Officer of Welch Allyn Ventures LLC
•   Director since 1988
•   Member of Audit, Compensation and Succession and Nuclear Oversight
    Committees of the Board

Mr. Allyn, age 65, Chairman and Chief Executive Officer of Welch Allyn Ventures
LLC, Skaneateles Falls, NY, a holding company of three separate businesses:
Welch Allyn, Inc., a manufacturer of medical, dental and lighting products;
Welch Allyn Data Collection Inc., which makes bar code readers; and Everest VIT
Inc., which makes remote visual inspection devices for boilers, jet engines and nuclear reactors.  Mr. Allyn was elected to his present position in 1999, effective January 2000.  From 1980-1999, he served as President and Chief
Executive Officer of Welch Allyn, Inc.  Director of M&T Corporation; Oneida
Limited; Perfex Corporation; and Welch Allyn, Inc.

WILLIAM E. DAVIS
•   Chairman of the Board and Chief Executive Officer of the Company
•   Director since 1992
•   Chair of Executive Committee of the Board

Mr. Davis, age 58, has been Chairman of the Board and Chief Executive Officer of  NM Holdings (and, before the creation of the holding company, NMPC), since
1993.  Director of Opinac NA; NM Energy; NMPC; CNP; and Utilities Mutual
Insurance Company.  Mr. Davis is also the Chairman of the Board of NM Energy,
Opinac NA and NMPC and holds the position of Secretary, Utilities Mutual
Insurance Company.

ANTHONY H. GIOIA
•   Chairman and Chief Executive Officer of Gioia Management, Inc.
•   Director since 1996
•   Member of Audit, Compensation and Succession and Nuclear Oversight
    Committees of the Board

Mr. Gioia, age 59, Chairman and Chief Executive Officer of Gioia Management,
Inc., a holding company for Cello-Pack Corporation and other investments in
Western New York.  Mr. Gioia has held his present position since
1987.  Director of Greater Buffalo Savings Bank and Kaleida Health Systems.  A
wholly-owned subsidiary of Gioia Management, Inc., of which subsidiary Mr.
Gioiais Chair, filed for protection under the federal bankruptcy laws in 1999.

DR. PATTI McGILL PETERSON
•   Executive Director of the Council for International Exchange of
    Scholars and Vice President of the Institute of International Education
•   Director since 1988
•   Member of Executive, Audit (Chair) and Corporate Public Policy &
    Environmental Affairs Committees of the Board

Dr. Peterson, age 57, Executive Director of the Council for International
Exchange of Scholars, Washington, DC, and Vice President of the Institute of
International Education, New York, NY, affiliated non-profit institutions which develop partnerships between the public and private sectors in education, business, science, engineering, the environment and the arts in 170 nations.
From 1996 to 1997, Dr. Peterson was a Senior Fellow of the Cornell Institute
for Public Affairs, Cornell University, Ithaca, NY.  Dr. Peterson also served as President of St. Lawrence University from 1987-1996, and is President
Emerita.  Independent Trustee of John Hancock Mutual Funds.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2003

LAWRENCE BURKHARDT, III
•   Retired Rear Admiral, United States Navy
•   Director since 1988
•   Chair of Nuclear Oversight Committee of the Board

Mr. Burkhardt, age 68, independent consultant to the nuclear industry since
1990.  Prior to his retirement in 1990, Mr. Burkhardt was employed by NMPC and served as Executive Vice President of Nuclear Operations.

JOHN H. DALTON
•   President, IPG Photonics
•   Director since 1999
•   Member of Corporate Public Policy & Environmental Affairs, Finance and
    Nuclear Oversight Committees of the Board

Mr. Dalton, age 59, President of IPG Photonics, a leading global manufacturer of high-power fiber amplifiers, lasers and transmitters, located in Washington,
DC. Mr. Dalton was elected to his present position in 2000.  Prior to that, he served as Chairman and Chief Executive Officer of Metal Technology, Inc. from
1999-2000.  From 1993-1998, he served as Secretary of the Navy.  Director of
Cantor Exchange, Fresh Del Monte Produce, Inc. and TransTechnology Corporation.

WILLIAM J. DONLON
•   Former Chairman of the Board and Chief Executive Officer of NMPC
•   Director since 1980

Mr. Donlon, age 70, retired in 1993 as Chairman of the Board and Chief
Executive Officer of NMPC with 45 years of service.

STEPHEN B. SCHWARTZ
•   Retired Senior Vice President, International Business Machines
    Corporation
•   Director since 1992
•   Member of Executive, Compensation and Succession (Chair) and Finance
    Committees of the Board

Mr. Schwartz, age 66, retired in 1992 as Senior Vice President of International
Business Machines Corporation, after working at IBM for almost 35 years.
Director of MFRI, Inc.

Board Meetings--Committees of the Board

How often did the Board meet in 2000?

During 2000, the Board of Directors held fourteen meetings.  Each director attended more than 75 percent of the meetings of the Board and Board Committees on which he or she served in 2000.

What committees has the Board established and how often did they meet?

The Board Committees consist of an Executive Committee, Audit Committee,
Committee on Corporate Public Policy & Environmental Affairs, Compensation and
Succession Committee, Finance Committee, and Nuclear Oversight Committee.  The
Compensation and Succession Committee acts as a nominating committee in recommending candidates for Board membership.

                                  BOARD COMMITTEE MEMBERS

                                        Corp. Public     Compensa-
                     Executive  Audit   Policy & Env.    tion and        Finance  Nuclear
Name                                    Affairs          Succession               Oversight
----------------     --------- ------   ---------------  ------------    -------  ----------

S. H. Alfiero          X                     X                              X*

W. F. Allyn                      X                            X                       X

A. J. Budney, Jr.

L. Burkhardt, III                                                                     X*

R. L. Culver                     X                                          X

J. H. Dalton                                 X                              X         X

W. E. Davis           X*

W. J. Donlon

A. H. Gioia                      X                            X                       X

B. G. Hill            X          X           X*

C. A. Johnson                    X                            X             X

H. A. Panasci,Jr.                            X                X             X

P. M. Peterson        X          X*          X

S. B. Schwartz        X                                       X*            X
---------------- ----------- ---------- -------------  -------------  ----------- ---------

No. of Meetings
in 2000               0           9          4               10             6          9
---------------- ----------- ---------- -------------  -------------  ----------- ---------
  *Chair

With the exception of the Executive Committee, membership on the Board
Committees is limited to non-employee directors.

What are the primary functions of the Audit Committee and the Compensation and Succession Committee?

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors
(i) in its oversight of the Company's accounting and financial reporting principles and policies and internal accounting controls and procedures, (ii)
in its oversight of the Company's financial statements and the independent audit thereof, (iii) in selecting, evaluating and, where deemed appropriate, replacing the independent auditor, and (iv) in evaluating the independence of the independent auditor.  A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

The membership of the Audit Committee consists only of directors of the Company who are not, and have not been, officers of the Company.

Compensation and Succession Committee

The primary function of the Compensation and Succession Committee is to ensure that the compensation and benefits available to the Board of Directors, senior management and other Company officers and employees enables the Company to attract and retain qualified individuals.

The Compensation and Succession Committee also conducts an annual evaluation of the Company's Chief Executive Officer and makes recommendations where appropriate concerning annual performance evaluations for senior officers;
senior officer succession plans; officer and director candidates; compensation and benefit plans; Board and officer compensation; Board effectiveness;
diversity strategies and plans; and  performance of the Company's actuarial advisor toward funding the Company's Pension Plan, Post-Retirement Benefits
Other Than Pension Plan, and Supplemental Executive Retirement Plan.

The membership of the Compensation and Succession Committee consists only of directors of the Company who are not, and have not been, officers of the
Company.

Board of Directors' Audit Committee Report

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.  The Board of
Directors, in its business judgment, has determined that all members of the
Committee are "independent", as required by applicable listing standards of the
New York Stock Exchange.  The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 15, 2001, a copy of which is attached to this proxy statement as Appendix A.  As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing the
Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees, as currently in effect.  Finally, the
Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1,
Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.  Members of  the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the
Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on
Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Patti McGill Peterson, Chair
William F. Allyn
Robert L. Culver
Anthony H. Gioia
Bonnie G. Hill
Clark A. Johnson

Director Compensation

How are directors compensated?

Only non-employee directors are compensated for their services.  The breakdown of their compensation is as follows:

Annual Cash Retainer Fees

•   $25,000 annual retainer for serving on the Board of Directors.
•   $ 4,000 additional annual retainer if serving as a chair of a Board
    Committee.

Meeting Fees

•   $1,000 for attending each Board meeting.
•   $1,000 for each Committee meeting attended.

Directors are reimbursed for their travel, lodging and related expenses.

Outside Director Deferred Stock Unit Plan

In 1996, the Board of Directors adopted an Outside Director Deferred Stock Unit
Plan.

In May 2000, each outside director was credited with deferred stock units
("DSUs") equal in value to $15,000 ($17,000 for Committee Chairs).
Accordingly, all outside directors were credited with 1,091 DSUs (1,236 for
Committee Chairs) based on the average of the opening and closing price of a share of common stock on May 17, 2000 ($13.75).  The beneficial stock ownership table on page 13, shows the total number of DSUs credited to each of the outside directors under this plan as of March 15, 2001.

With respect to future DSU grants, each outside director will be credited with
DSUs on an annual basis equal in value to $25,000 ($27,000 for Committee
Chairs).  When a director ceases to be an outside director, the amount of DSUs credited to him or her is paid in a lump sum or in five equal annual installments.  The first DSU installment payment would be made shortly after the director's service ends and the other installments would be paid on the first through fourth anniversaries of such date, based on the prevailing stock price at that time.  All outstanding DSUs would be paid following a change in control of the Company.  Outside directors may defer receipt of cash proceeds from the DSUs.  The acquisition of the Company by National Grid would be a change in control for the purposes of this plan.

Did the Company enter into any transactions with directors?

Lawrence Burkhardt, III, received a consulting fee of $18,000 during 2000.

What did directors receive in the form of health and life insurance benefits?

The Company provides certain health and life insurance benefits to directors who are not employees of the Company.

In 1999, the Board of Directors discontinued health care benefits for outside directors who first join the Board after October 28, 1999.  Directors who joined the Board prior to October 28, 1999 were grandfathered.  Outside directors who elected coverage under the Company's health care plans contribute a portion of the monthly costs associated with these plans.

During 2000, the following health and life insurance benefits were received by the following directors:  Mr. Alfiero ($612), Mr. Allyn ($406), Mr. Burkhardt
($6,312), Mr. Culver ($137), Mr. Dalton ($5,374), Mr. Donlon ($312), Mr. Gioia
($9,479), Dr. Hill ($5,783), Mr. Panasci ($12), Dr. Peterson ($2,621) and Mr.
Schwartz ($612).

Stock Ownership Information

Who are the largest owners of the Company's stock?

The following table indicates the number of shares of common stock owned by persons known to the Company to own beneficially more than 5% of the outstanding Common Stock as of December 31, 2000.

                   Name and Address of                  Amount and Nature of        Percent
Title of Class     Beneficial Owner                     Beneficial Ownership        of Class

Common Stock       FMR Corp.                               12,209,033(a)             7.619%
                   82 Devonshire Street
                   Boston, Massachusetts  02109

Common Stock       T. Rowe Price Associates, Inc.          10,688,274(b)               6.6%
                   100 E. Pratt Street
                   Baltimore, Maryland  21202

(a)     Pursuant to Schedule 13G, dated February 14, 2001, FMR Corp. has sole power to vote 730,608 shares and the sole power to dispose or to direct the disposition of 12,209,033 shares.

(b)     Pursuant to Schedule 13G, dated February 14, 2001, these securities are owned by various individual and institutional investors which T. Rowe
        Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the
        Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Approximately 90% or 143,657,094 shares of the Company's common stock outstanding as of December 31, 2000, are held by shareholders who elected to hold their shares not in their own names, but in the names of banking or financial intermediaries.  These shares are registered in the nominee name of
The Depository Trust Company, Cede & Co.

How much stock do the Company's directors and executive officers own?

The following table indicates the number of shares of the Company's common stock beneficially owned as of March 15, 2001, by each director of the Company, each of the executive officers named in the Summary Compensation Table below and the current directors and executive officers of the Company and NMPC as a group.  The table also lists the number of stock units credited to directors, named executive officers and the directors and executive officers of the
Company and NMPC as a group pursuant to the Company's compensation and benefit programs as of March 15, 2001.  No voting rights are associated with stock units.

Title of                                 Amount and Nature of     Percent      Stock Units
Class          Name of Beneficial Owner  Beneficial Ownership**   Of Class        Held

Common Stock
               Directors:
               Salvatore H. Alfiero             5,000                ***         3,281(5)
               William F. Allyn                 1,500                ***        12,294(5)
               Albert J. Budney, Jr.           14,999(1)             ***        77,000(6)
               Lawrence Burkhardt, III            452                ***         6,326(5)
               Robert L. Culver                     0                ***         1,050(5)
               John H. Dalton                   2,000                ***         2,063(5)
               William E. Davis                49,804(2)             ***       159,000(6)
               William J. Donlon                2,010                ***         1,046(5)
               Anthony H. Gioia                   500                ***         5,447(5)
               Bonnie G. HilL                   1,000                ***        11,496(5)
               Clark A. Johnson                15,000                ***         3,136(5)
               Henry A. Panasci, Jr.            2,500                ***         5,447(5)
               Patti McGill Peterson            1,500                ***        14,752(5)
               Stephen B. Schwartz                500                ***        14,757(5)

               Named Executives:
               Darlene D. Kerr*                20,001(3)             ***        70,500(6)
               John H. Mueller*                 1,130                ***        40,500(6)
               William F. Edwards               2,281                ***        40,500(6)

               All Directors and Executive
               Officers (24) as a group ....  198,808(4)             ***       670,095(6)

*     Ms. Kerr and Mr. Mueller are executive officers of Niagara Mohawk Power
      Corporation.
**    Based on information furnished to the Company by the directors and executive officers.  Includes shares of common stock credited under the
      Employees' Savings Fund Plan as of March 15, 2001.
***   Less than one percent.

(1)   Includes presently exercisable options for 10,000 shares of common stock.
(2)   Includes presently exercisable options for 42,625 shares of common stock.
(3)   Includes presently exercisable options for  9,000 shares of common stock.
(4)   Includes presently exercisable options for 106,375 shares of common stock.
(5)   Represents deferred stock units granted pursuant to the Outside Director
      Deferred Stock Unit Plan.  For additional information regarding deferred stock units, refer to page 11 ("Director Compensation").
(6)   Represents stock units granted in 1998, 2000 and 2001 pursuant to the
      Long-Term Incentive Plan and CEO Special Award Plan.  For additional information regarding the Long-Term Incentive Plan refer to page 15.

Were there any late filings under Section 16(a) Beneficial Ownership
Reporting Compliance?

The rules of the SEC require that the Company disclose late filings of reports of ownership and changes in ownership of the Company's equity securities by its directors, executive officers and any other person subject to Section 16 of the
Securities and Exchange Act of 1934.  To the best of the Company's knowledge, there were no late filings during 2000.

Board of Directors' Compensation and Succession Committee Report on Executive
Compensation

The Compensation and Succession Committee of the Board of Directors (the
"Committee") is comprised entirely of non-employee directors.  The Committee has responsibility for recommending officer salaries and for administration of the Company's officer incentive compensation plans as described in this report.  The Committee makes recommendations to the Board of Directors which makes final officer compensation determinations.

This Committee report describes the Company's executive officer compensation policies, the components of the compensation program, and the manner in which
2000 compensation determinations were made for the Company's Chairman of the
Board and Chief Executive Officer, Mr. William E. Davis.

What is the Company's philosophy on executive officer compensation?

The 2000 Executive Officer Compensation Program was comprised of base salary, annual incentive compensation, and grants of stock units and stock appreciation rights ("SARs") made pursuant to the Long-Term Incentive Plan ("LTIP") adopted by the Board of Directors on September 25, 1996, as described later in this report.

Base Salary

The Committee seeks to ensure that salaries of the Company's officers, including executive officers, remain competitive with levels paid to individuals in comparable positions among other U.S. electric and gas utilities with comparable revenues (collectively referred to as the "Comparator
Utilities").  The Committee believes that competitive salaries provide the foundation of the Company's officer compensation program and are essential for the Company to attract and retain qualified officers, especially in light of the increasing competition within the industry.  Each officer position has been assigned to a competitive salary range.  The Committee intends to administer salaries within the 25th to 75th percentiles of practice with respect to those
Comparator Utilities.  The 2000 average salary of the five named executive officers approximates the 55th percentile of competitive levels.

Annual Officer Incentive Compensation Plan ("OICP")

On December 13, 1990 the Board of Directors adopted the Company's OICP for officers, which is structured and administered so that a significant component of each officer's annual cash compensation must be earned on the basis of the
Company's and the officer's annual performance.  Maximum incentive award opportunities for 2000 were set by the Committee at 75% of salary for Mr. Davis and at 35% to 65% for all other officers (subject to adjustments based on the performance of the Company's common stock).  OICP award opportunities are intended to position officer annual compensation (salary + OICP awards) within the 25th to 75th percentile of Comparator Utilities practice depending on company financial performance, operating performance, and the performance of the
Company's common stock over the course of the year.

For the 2000 plan year, awards were based on the degree to which certain pre-established financial and operating objectives were met or exceeded.  The objectives for the 2000 plan year included economic value added ("EVA(R)")
and other financial objectives, and business unit/subsidiary operating objectives and individual objectives.  Starting in 1999, the OICP was modified so that awards would also vary based on the performance of the Company's common stock during the course of the plan year.

Awards for the named executive officers averaged 61.0% of their 2000 salaries.
Their average annual compensation (salary + OICP awards)fell between the 50th and 75th percentiles of Comparator Utilities practice. Refer to the Summary
Compensation Table on page 17 for specific amounts paid to named executive officers under the 2000 OICP.  These awards were paid on February 27, 2001.

Long-Term Incentive Plan

On September 25, 1996 the Board of Directors adopted the LTIP to promote the success and enhance the value of the Company through the retention and ontinued motivation of executive officers.  Through this plan the Board of
Directors seeks to focus efforts on the execution of business strategies directed toward improving financial returns to shareholders.  The LTIP provides a continuous program of long-term stock incentives to executive officers through periodic grants of SARs and/or stock units.  Dividend equivalents on stock unit grants, if any, are credited on grants and are paid when the related stock units are paid.

On January 26, 2000, the Board of Directors approved the grant of LTIP stock units and SARs for the 2000-2003 performance period.  These stock units and any accumulated dividend stock units, will be paid in early 2004 based on the average fair market value of the Company's common stock during the last twelve consecutive trading days in 2003.  The SARs first become exercisable on
January 2, 2004 and can be exercised until they expire on December 31, 2010.
stock units and SARs would vest upon a change in control, which the National
Grid merger would be.

The Board of Directors approved a December 13, 2000 grant of stock units for the performance period 2001-2004.  These stock units and any accumulated dividend stock units will be paid in early 2005 based on the average fair market value of the Company's common stock during the last twelve trading days in 2004.

Through the combination of base salary, annual incentive compensation, stock unit and SAR grants, the Committee seeks to focus the efforts of officers toward improving, annually and over the longer term, the financial returns for its shareholders.

How is the Company's Chief Executive Officer compensated?

William E. Davis became Chief Executive Officer of NMPC (and subsequently NM
Holdings) on May 1, 1993.  During 2000, Mr. Davis' salary was increased to a urrent annual rate of $788,000.  The increase in Mr. Davis' salary reflected an evaluation of his performance and competitive compensation practice for the

Comparator Utilities.  Mr. Davis' annual salary in 2000, as reported in the
Summary Compensation Table, approximated the 50th percentile relative to salaries paid to CEOs at electric and gas utilities with comparable revenues.
With respect to 2000, Mr. Davis earned an annual incentive compensation award in the amount of $592,078.  This award was paid pursuant to the terms of the
OICP which included financial, operating and individual objectives approved by the Committee for 2000. In addition, starting in 1999 the annual OICP was modified so that awards would also vary based on the performance of the company's common stock during the course of the plan year.  Mr. Davis' 2000 annual compensation (salary + OICP award) approximates the 60th percentile of
Comparator Utilities practice.

On January 26, 2000, the Board of Directors approved a grant to Mr. Davis of
LTIP stock units and SARs for the 2000-2003 performance period.  This grant consisted of 29,000 stock units and 90,000 SARs with an exercise price of $13.51.  On December 13, 2000 the Board of Directors approved a grant to Mr.
Davis consisting of 74,000 stock units for the performance period 2001-2004.

The competitiveness of the compensation Mr. Davis actually realizes from the
LTIP grants will depend on the market value of the Company's common stock at the end of 2003 and 2004 or sooner in the event of a change in control.

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain compensation in excess of $1,000,000 paid to a named executive officer in any taxable year.  The Committee believes it is important to maintain flexibility in its executive compensation plans in order to attract and retain high quality executives, which may result in compensation being paid in a particular year in excess of the limit.  In 2000 the compensation of Mr. Davis exceeded the limit.

Submitted by the Compensation and Succession Committee of the Board of
Directors:

Stephen B. Schwartz, Chair
William F. Allyn
Anthony H. Gioia
Clark A. Johnson
Henry A. Panasci, Jr.

Executive Compensation

The following table shows, for the last three fiscal years, cash and other compensation paid to the Chairman of the Board and Chief Executive Officer and
to each of the other four most highly compensated executive officers of the Company and/or NMPC for fiscal year ended December 31,  2000.

                                            SUMMARY COMPENSATION TABLE
                                         Fiscal Years 2000, 1999 and 1998

                                      Annual Compensation        Long-Term Compensation
                                                                        Awards

                                                     Other                   Securities
                                                     Annual     Restricted   Underlying    All Other
                                                     Compen-      Stock       Options/      Compen-
Name and Principal    Year       Salary    Bonus     sation       Awards        SARs        sation
Position                         ($)(A)     ($)      ($)(B)      ($)(C)         (#)         ($) (E)
--------------------- --------- -------- --------- ----------- -----------   ----------   -----------

W. E. Davis            2000      754,654   592,078      0     1,591,750       90,000         43,878
Chairman and CEO       1999      652,993    78,580      0             0            0         39,003
                       1998      530,001   180,937    218     1,256,500(D)   325,000(D)      44,539
--------------------- --------- -------- --------- --------- -------------   ----------   -----------
A. J. Budney, Jr.      2000      493,995   416,709      0       881,063       50,000         31,866
President              1999      444,333   150,540      0             0            0         28,949
                       1998      366,001   124,949    218       503,750(D)   170,000(D)      18,051
--------------------- --------- -------- --------- --------- -------------   ----------   -----------
D. D. Kerr *           2000      428,881   164,596      0       830,563       40,000         15,573
President & COO        1999      345,001    44,190      0             0            0         12,317
                       1998      256,334    79,942    218       371,100(D)   119,000(D)       9,583
-------------------- --------- -------- --------- ---------  -------------    -----------   -----------
J. H. Mueller *        2000      332,001   201,664      0       425,938       25,000         12,696
Senior Vice President  1999      309,001    20,040      0             0            0          9,961
                       1998      255,835    48,519 11,585       324,413(D)   104,000(D)      30,529
--------------------- --------- -------- --------- --------- -------------   -----------   -----------
W. F. Edwards          2000      331,663   142,816      0       425,938       25,000         80,699
Senior Vice President  1999      269,667    38,060      0             0            0         25,646
                       1998      221,501    62,571    218       290,313(D)    89,000(D)       9,731
--------------------- --------- -------- --------- --------- -------------   ----------   -----------

*Ms. Kerr and Mr. Mueller are executive officers of Niagara Mohawk Power
 Corporation.

(A)     Includes all employee contributions to the Employees' Savings Fund Plan.

(B)     Other Annual Compensation for Mr. Mueller in 1998 represents or includes amounts reimbursed for payment of taxes associated with relocation expenses.  1998 Other Annual Compensation for Messrs. Davis,
        Budney, Mueller and Edwards and Ms. Kerr represents or includes amounts reimbursed for payment of taxes associated with non-cash compensation.

(C)     In 1998, 82,700 stock units were granted in January and 118,000 in
        August (consisting of two grants of 59,000 each) to the above-named executive officers pursuant to the LTIP adopted by the Board of
        Directors on September 25, 1996.  The first grant was made for a 3-year period January 1, 1998 through December 31, 2000, which vested and became payable on December 31, 2000; the second grant was made for a
        3-year period January 1, 1999 through December 31, 2001, which will vest and become payable on December 31, 2001; and the third grant was made for a 3-year period January 1, 2000 through December 31, 2002, which will vest and become payable on December 31, 2002.  In the event of a change in control, all outstanding stock units would vest and become payable.  The 1998 values listed in the table were calculated by multiplying the stock units granted in January by $11.00 and those granted in August by $15.5625, the closing prices of the Company's common stock at the time these stock unit grants were made.  Dividend equivalents, if any, will be credited on the outstanding grants and will be paid when the related stock units are paid.

        In 1999, no stock units were granted to the above-named executive officers from the LTIP.

        In 2000, the Board of Directors approved two distinct grants in accordance with the LTIP.  The first grant was made in January for the
        4-year period 2000 through 2003 which consisted of 72,000 stock units
        to the above-named executive officers.   These stock units will vest
        and become payable after December 31, 2003.  The value of these stock units was calculated by multiplying the number of stock units granted in January by  the closing price of the Company's common stock on the date of the grant which was $12.625.  The second grant was made in
        December for the 4-year period 2001 through 2004 which consisted of 196,000 stock units to the above-named executive officers.  These stock units will vest and become payable after December 31, 2004. Both grants of stock units will vest upon a change in control of the
        Company.  The value of these stock units was calculated by multiplying the number of stock units granted in December by $16.5625.

        As of the end of the 2000 fiscal year, based on a closing market price of $16.6875, for grants made from the LTIP, Mr. Davis held 194,000 stock units having a market value of  $3,237,375; Mr. Budney held
        94,500 stock units having a market value of $1,576,969; Ms. Kerr held
        80,100 stock units having a market value of $1,336,669; Mr. Mueller held 51,600 stock units having a market value of  $861,075; and Mr.
        Edwards held 48,500 stock units having a market value of $809,344.

(D)     This amount represents three distinct grants from the LTIP.  The first grant vested and became payable (in the case of stock units) on
        December 31, 2000 and exercisable (in the case of SARs) on January 2,
        2001; the second grant will vest after December 31, 2001; and the third after December 31, 2002. These grants will vest upon a change in control of the Company.

( E)    All Other Compensation for  2000 includes: employer contributions to the
        Company's Employees' Savings Fund Plan:  Mr. Davis ($5,100), Mr. Budney
        ($5,100), Ms. Kerr ($5,100), Mr. Mueller ($5,100) and Mr. Edwards,
        ($5,100); taxable portion of life insurance premiums:  Mr. Davis
        ($5,538), Mr. Budney ($1,894), Ms. Kerr ($1,807), Mr. Mueller ($2,138)
        and  Mr. Edwards ($1,325); employer contributions to the Company's
        Excess Benefit Plan:  Mr. Davis ($19,239), Mr. Budney ($10,872), Ms.
        Kerr ($8,666), Mr. Mueller ($5,458) and Mr. Edwards ($5,550); directors fees received from Canadian Niagara Power Corporation:  Mr. Davis
        ($14,000) and Mr. Budney ($14,000); payments of stock units from the
        CEO Special Award Plan:  Mr. Edwards ($68,725).

The following table discloses, for the Chairman of the Board and Chief
Executive Officer, Mr. William E. Davis, and the other named executive officers, the number and terms of SARs granted during the fiscal year ended
December 31, 2000.

                                      Options/SAR Grants in Last Fiscal Year

Name                                                      Individual Grants

                      Number of      % of Total to
                     Securities       Employees in        Exercise pr                         Grant Date
                     Underlying       Options/SARs        Base Price     Expiration Date    Present Value
                    Options/SARs   Granted Fiscal Year      ($/Sh)            (A)              ($)(B)
                      Granted
------------------- ------------- -------------------- ---------------- ------------------- --------------

W. E. Davis             90,000            14.99             13.51          12/31/2010         628,200
------------------- ------------- -------------------- ---------------- ------------------- --------------
A. J. Budney, Jr.       50,000             8.33             13.51          12/31/2010         349,000
------------------- ------------- -------------------- ---------------- ------------------- --------------
D. D. Kerr              40,000             6.66             13.51          12/31/2010         279,200
------------------- ------------- -------------------- ---------------- ------------------- --------------
J. H. Mueller           25,000             4.16             13.51          12/31/2010         174,500
------------------- ------------- -------------------- ---------------- ------------------- --------------
W. F. Edwards           25,000             4.16             13.51          12/31/2010         174,500
------------------- ------------- -------------------- ---------------- ------------------- --------------

(A)      In January 2000, the Board of Directors made a grant of SARs under the
         LTIP.  The grant becomes exercisable January 2, 2004 and expires on
         December 31, 2010.  All SARs become exercisable upon a change in control.

(B)      The grant date present value of SARs is calculated using the
         Black-Scholes Option Pricing Model with the following assumptions:

         exercise price of rights that expire on December 31, 2010 ($13.51);
         stock volatility 24.36%; dividend yield 0%; risk free rate 5.32%;
         exercise term (11 years); Black-Scholes ratio .5167; and Black-Scholes value $6.98 for rights that expire on December 31, 2010.  Stock volatility and dividend yield assumptions are based on 36 months of results for the period ending December 31, 1999.

The following table summarizes exercises of options by the Chairman of the
Board and Chief Executive Officer, Mr. William E. Davis, and the other named executive officers, the number of unexercised SARs and options held by them and the spread (the difference between the current market price of the stock and the exercise price of the SAR or option, to the extent that market price at the end of the year exceeds exercise price) on those unexercised SARs or options for fiscal year ended December 31, 2000.

                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and Fiscal Year-End Option/SAR Values

                                                  Number of Securities
                                                 Underlying Unexercised           Value of Unexercised
                   Options/                      Options/SARs At Fiscal          Options/SARs At Fiscal
                    SARs         Value                 Year-End (#)                 Year-End ($)(A)
Name              Exercised    Realized
                     (#)         ($)       Exercisable     Unexercisable     Exercisable    Unexercisable
----------------- ----------- ---------- --------------- ------------------ -------------   ----------------

W. E. Davis           0           0         345,125          415,000          2,107,544       1,274,913

----------------- ----------- ---------- --------------- ------------------ -------------   ----------------
A. J. Budney, Jr.     0           0         156,000          220,000          1,033,250         696,750

----------------- ----------- ---------- --------------- ------------------ -------------   ----------------
D. D. Kerr            0           0          68,000          159,000            419,700         459,013

----------------- ----------- ---------- --------------- ------------------ -------------   ----------------
J. H. Mueller         0           0               0          129,000                  0         391,438

----------------- ----------- ---------- --------------- ------------------ -------------   ----------------
W. F. Edwards         0           0          14,400          114,000            105,350         304,625

----------------- ----------- ---------- --------------- ------------------ -------------   ----------------

---------------
(A)      Calculated based on the closing market price of the Company's common stock on December 29, 2000
        ($16.6875).